UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2024

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On January 19, 2024, Wayfair announced a workforce reduction involving approximately 1,650 employees, representing approximately 13% of our global workforce and approximately 19% of our corporate team, in each case as of December 31, 2023. These changes reflect efforts to reshape the organization by streamlining our structure and reducing seniority levels across departments.

As a result of this workforce reduction, we expect to incur between approximately $70 million and $80 million of costs, consisting primarily of employee severance and benefit costs, most of which are expected to be incurred in the first quarter of 2024. The foregoing estimated amounts do not include any non-cash charges associated with equity-based compensation. These estimates are subject to a number of assumptions and actual results may differ materially. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the reduction.

Item 7.01. Regulation FD Disclosure.

On January 19, 2024, the Company issued a press release announcing a workforce realignment plan. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on January 19, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained herein including, but not limited to, statements regarding the estimated costs resulting from the workforce reduction, as well as when we expect any such charges, costs or savings will occur are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “returning,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although it believes it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date hereof and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: January 19, 2024	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary
3